Exhibit 99.1

Investor Relations: MYOS RENS Technology Joanne Goodford Phone: 973-509-0444 Email: jgoodford@myoscorp.com

MYOS RENS Technology Inc. Announces Settlement of Litigation with RENS Technology Inc.

CEDAR KNOLLS, N.J., July 16, 2020 /PRNewswire/ -- MYOS RENS Technology Inc. (“MYOS” or the “Company”) (NASDAQ: MYOS), an advanced nutrition company and the owner of Fortetropin®, a proprietary bioactive composition derived from fertilized egg yolk that helps build lean muscle, announced that it has settled its pending litigation with RENS Technology Inc. and its president, Ren Ren (collectively, “RENS”).

As part of the settlement, the parties have agreed to dismiss the pending litigation between them and have exchanged mutual releases. In addition, RENS has agreed to vote all of its shares of common stock of MYOS in favor of the proposed merger between MYOS and MedAvail, Inc. (“MedAvail”) pursuant to the Agreement and Plan of Merger and Reorganization entered into between such parties on June 30, 2020 (the “Merger”). RENS has also waived its right to receive an ownership interest in the new private company focused on muscle health that will be spun-out from the Company upon the closing of the Merger. Further, RENS has agreed that, upon the closing of the Merger, it will deliver its outstanding warrant to purchase 375,000 shares of common stock to the Company for cancellation or, if the warrant is lost, misplaced or otherwise cannot be located, execute documents necessary to ensure that the warrant is cancelled. In addition, Mr. Ren agreed to resign as MYOS’ Global Chairman and as a member of MYOS’ board of directors, which he did effective July 13, 2020.

“This settlement is a very positive outcome for the shareholders of MYOS as it will free MYOS to pursue exciting opportunities and increase stockholder support for the Merger,” said Joseph Mannello, CEO of MYOS. “We believe we have many exciting opportunities based on our recently published research studies on Fortetropin®. Putting this litigation behind us will enable us to focus on developing our business and leveraging the world-class research that we have done in muscle health, especially following the Merger and our transition to a private company.”

About MYOS RENS Technology Inc.

MYOS RENS Technology Inc. (MYOS), “The Muscle Company®”, is a Cedar Knolls, NJ-based advanced nutrition company that develops and markets products that improve muscle health and performance. MYOS is the owner of Fortetropin®, a fertilized egg yolk-based product manufactured via a proprietary process to retain and optimize its biological activity. Fortetropin has been clinically shown to increase muscle size, lean body mass, and reduce muscle atrophy. MYOS believes Fortetropin has the potential to redefine existing standards of physical health and wellness and produces muscle health support products featuring Fortetropin under the names of Yolked®, Physician Muscle Health Formula®, MYOS Canine Muscle Formula®, (Regular & Vet Strength) and Qurr®. For more information, please visit www.myosrens.com.

Additional Information and Where to Find It

MYOS plans to file with the Securities and Exchange Commission, or SEC, and the parties plan to furnish to the securityholders of MYOS and MedAvail, a Registration Statement on Form S-4, in addition to a proxy statement/prospectus of MYOS which also will be included in an information statement of MedAvail, in connection with the proposed merger transaction. The proxy statement/prospectus/information statement described above will contain important information about MYOS, MedAvail, the proposed merger transaction and related matters. Investors are urged to read the proxy statement/prospectus/information statement carefully when it becomes available. Investors will be able to obtain free copies of these documents, and other documents filed with the SEC by MYOS, through the website maintained by the SEC at www.sec.gov. In addition, investors will be able to obtain free copies of these documents from MYOS by going to the MYOS Investor Relations web page at https://ir.myosrens.com/ and clicking on the link titled “SEC Filings” or by contacting MYOS’s Investor Relations group at the following: MYOS RENS Technology Inc.: Joanne Goodford, 973-509-0444, jgoodford@myoscorp.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (“Securities Act”).

Participants in the Solicitation

The respective directors and executive officers of MYOS and MedAvail may be deemed to be participants in the solicitation of proxies or written consents from the security holders of MYOS and MedAvail in connection with the proposed merger transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement/prospectus/information statement described above.

Forward Looking Statements

This communication contains forward-looking statements which include, but are not limited to, statements regarding expected timing, completion and effects of the proposed merger transaction. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. MYOS’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the proposed merger transaction, satisfaction of closing conditions precedent to the consummation of the proposed merger transaction, potential delays in consummating the transaction and the ability of MYOS to timely and successfully achieve the anticipated benefits of the transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in MYOS’s most recent filings with the SEC, including MYOS’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on the MYOS Investor Relations page at https://ir.myosrens.com/ by clicking on the link titled “SEC Filings.” The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts MYOS’s and MedAvail’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume.

The forward-looking statements included in this communication are made only as of the date hereof. MYOS and MedAvail assume no obligation and does not intend to update these forward-looking statements, except as required by law.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offers, solicitations of offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act.

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